 EXHIBIT 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                  At December 31, 2002
                                                  -------------------

ASSETS
Property Plant & Equipment
   Property Plant & Equipment                           $338,059,587
   Accumulated D, D & A                                 (129,078,754)
                                                  -------------------
Net Property, Plant & Equipment                          208,980,833
                                                  -------------------

Current Assets:
   Cash and Temporary Cash Investments                    15,630,737
   Notes Receivable-Intercompany                           1,300,000
   Receivables - Net                                      10,406,741
   Accounts Receivable-Intercompany                            1,807
   Unbilled Utility Revenue                                8,951,540
   Materials/Supplies - Average Cost                       3,157,653
   Prepayments                                                61,199
                                                  -------------------
Current Assets                                            39,509,677
                                                  -------------------

Other Assets                                               8,813,663
                                                  -------------------

Total Assets                                            $257,304,173
                                                  ===================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                              $4,750
 Paid in Capital                                          38,245,591
   Earnings Reinvested in Business                       (10,815,531)
   Accumulated Other Comprehensive Income                  7,284,341
                                                  -------------------
Total Common Stock Equity                                 34,719,151

   Long-Term Debt Net of Current Portion                  18,937,093
   Notes Payable - Intercompany - Long Term               90,000,000
                                                  -------------------
Total Capitalization                                     143,656,244
                                                  -------------------

Minority Interest in Foreign Subsidiaries                 30,364,359
                                                  -------------------

Liabilities:
   Notes Payable - Intercompany                           28,200,000
   Long Term Debt Due Current                             10,829,953
   Accounts Payable - Other                               23,739,064
   Accounts Payable - Intercompany                         1,222,146
   Other Accruals & Current Liabilities                    1,038,268
                                                  -------------------
Total Current Liabilities                                 65,029,431
                                                  -------------------

Deferred Credits:
   Accumulated Deferred Income Tax                        16,296,318
   Other Deferred Credit                                   1,957,821
                                                  -------------------
Total Deferred Credits                                    18,254,139
                                                  -------------------

Total Capitalization & Liabilities                      $257,304,173
                                                  ===================